An Independent Member of Urbach Hacker Young International CONSENT OF INDEPENDENT AUDITOR We consent to the incorporation by reference into this Registration Statement on Form S-3 of our reports dated February 24, 2022 and March 11, 2021 on our audits of the consolidated financial statements of Newtek Merchant Solutions, LLC and Subsidiary, a wholly-owned subsidiary of NBSH Holdings LLC, as of December 31, 2021 and December 31, 2020, and for the years then ended, which are incorporated by reference in this Registration Statement on Form S-3. Melville, NY January 27, 2023